                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                                     FORM 8-K/A

                                   CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




                                   MARCH 6, 1998
                  Date of Report (Date of earliest event reported)




                               NORTHWEST PIPE COMPANY
               (Exact name of registrant as specified in its charter)




                    OREGON            0-27140            93-0557988
               (State or other    (Commission File      (IRS Employer
                 jurisdiction         Number)        Identification No.)
              of incorporation)



                12005 N. BURGARD                         (503)285-1400
             PORTLAND, OREGON 97203
    (Address of principal executive offices)  (Registrant's telephone number, including area code)

                               NORTHWEST PIPE COMPANY
                                     FORM 8-K/A
                                       INDEX



                     Item   Description                      Page
                     ----   -----------                      ----
                      2   Acquisition or Disposition of       3
                          Assets

                      7   Financial Statements and            3
                          Exhibits


Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

 On March 6, 1998, Northwest Pipe Company (the "Company") purchased all of the outstanding capital stock of Southwestern Pipe, Inc., a Texas corporation ("Southwestern") and P&H Tube Corporation, a Texas corporation ("P&H Tube") (Southwestern and P&H Tube are referred to herein together as the "SP Companies"), from Lewis Family Investments Partnership, Ltd., Philip C. Lewis, Hosea E. Henderson, Don S. Brzowski, William H. Cottle, Barry J. Debroeck, Horace M. Jordan and William B. Stuessy. The Company paid a purchase price of $40,148,220 in cash, which is subject to a post-closing adjustment based upon changes in the SP Companies' working capital from February 28, 1998 to the closing date and the amount of indebtedness of the SP Companies at the closing date. The purchase price was determined through arms length negotiations. The Company funded the purchase price through borrowings under its line of credit agreement with Bank of America National Trust and Savings Association.

The principal business of the SP Companies is the manufacture and sale of structural and mechanical tubing products. Southwestern owns and operates a manufacturing facility in Houston, Texas. P&H Tube owns and operates a manufacturing facility in Bossier City, Louisiana. The Company will continue to use the plant, equipment and other property acquired for the same purpose, and will operate each of the SP Companies as a separate wholly-owned subsidiary of the Company. The Company retained all employees of each of the SP Companies.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Companies Acquired --  See pages F-1 through F-24

(b)  Pro Forma Financial Statements --  See pages PF-1 through PF-5

(c)  Exhibits

   Number     Description
   ------     -----------
    2.1   Stock Purchase Agreement dated March 6, 1998, by and among Northwest
          Pipe Company, Southwestern Pipe, Inc., P&H Tube Corporation, Lewis
          Family Investments Partnership, Ltd., Philip C. Lewis, Hosea E.
          Hederson, Don S. Brzowski, William H. Cottle, Barry J. Debroeck,
          Horace M. Jordan and William B. Stuessy  (the "Stock Purchase
          Agreement") (certain schedules to the Agreement and its exhibits are omitted). Incorporated by reference to Exhibit 2.1 to the Company's
          Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 1998.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 14, 1998




                              NORTHWEST PIPE COMPANY

                              By: /s/ BRIAN W. DUNHAM
                                ------------------------
                              Brian W. Dunham, President

                             SOUTHWESTERN PIPE, INC. AND

                                 P&H TUBE CORPORATION


                   REPORT ON AUDIT OF COMBINED FINANCIAL STATEMENTS

             FOR THE PERIOD FROM SEPTEMBER 30, 1997 TO FEBRUARY 28, 1998

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of

     Southwestern Pipe, Inc. and P&H Tube Corporation

We have audited the combined balance sheet of Southwestern Pipe, Inc. and P&H Tube Corporation (the Company) as of February 28, 1998 and the related combined statements of income, changes in stockholders' equity and cash flows for the period from September 30, 1997 to February 28, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Southwestern Pipe, Inc. and P&H Tube Corporation as of February 28, 1998, and the results of their combined operations and their cash flows for the period from September 30, 1997 to February 28, 1998 in conformity with generally accepted accounting principles.


Coopers & Lybrand L.L.P.



Portland, Oregon

April 10, 1998

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION

COMBINED BALANCE SHEET
FEBRUARY 28, 1998


                                  ASSETS
Current assets:

     Cash                                                             $  634,617
     Accounts receivable, less allowance for doubtful accounts
        of $80,000                                                     4,354,513
     Inventories                                                       6,371,565
     Prepaid expenses and other current assets                            37,001
     Deferred income taxes                                               138,600
                                                                      ----------
          Total current assets                                        11,536,296

Property, plant and equipment, net                                     5,170,053
                                                                      ----------

          Total                                                      $16,706,349
                                                                      ----------
                                                                      ----------

                    LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:

     Accounts payable                                               $  2,354,929
     Accrued liabilities                                                 849,605
     Revolving line of credit                                          1,229,778
     Revolving term loan                                               2,799,600
                                                                      ----------
          Total current liabilities                                    7,233,912

Deferred income taxes                                                     52,600
                                                                      ----------
          Total liabilities                                            7,286,512
                                                                      ----------

Commitments (Note 8)


Stockholders' equity:

     Common stock                                                          3,745
     Additional paid-in capital                                        7,619,786
     Retained earnings                                                 1,796,306
                                                                      ----------
                                                                      ----------
          Total stockholders' equity                                   9,419,837
                                                                      ----------
                                                                   $  16,706,349
                                                                      ----------
                                                                      ----------

The accompanying notes are an integral part of the combined financial statements.

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
COMBINED STATEMENT OF INCOME
FOR THE PERIOD FROM SEPTEMBER 30, 1997 TO FEBRUARY 28, 1998


Revenue                                                              $13,169,440
Cost of sales                                                         11,088,480
                                                                      ----------
          Gross profit                                                 2,080,960
Selling, general and administrative expenses                           1,185,831
Interest expense                                                          99,299
                                                                      ----------

          Income from operations before income taxes                     795,830
Provision for income taxes                                               291,000
                                                                      ----------

          Net income                                                  $  504,830
                                                                      ----------
                                                                      ----------


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL
                                    STATEMENTS.

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM SEPTEMBER 30, 1997 TO FEBRUARY 28, 1998


                                                                  Additional
                                                        Common     Paid-In       Retained
                                                        Stock      Capital       Earnings       Total
                                                       -------    ---------     ---------    ----------
Balance, September 30, 1997                             $3,745    $7,619,786    $1,291,476   $8,915,007
Net income                                                                         504,830      504,830
                                                       -------    ---------     ---------    ----------
Balance, February 28, 1998                              $3,745    $7,619,786    $1,796,306   $9,419,837
                                                       -------    ---------     ---------    ----------

Common stock is comprised of:

     Southwestern Pipe, Inc., $.01 par value,

               1,000,000 shares authorized, 149,800

               shares issued and outstanding

     P&H Tube Corporation, $.01 par value,

               1,000,000 shares authorized, 224,700

               shares issued and outstanding


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL
                                    STATEMENTS.

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
COMBINED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM SEPTEMBER 30, 1997 TO FEBRUARY 28, 1998


Cash flows from operating activities:
     Net income                                                       $  504,830
     Adjustments to reconcile net income to net cash provided
        by operating activities:
          Depreciation and amortization                                  516,247

          Deferred income taxes                                          (74,026)
             Provision for doubtful accounts                              80,000
             Changes in operating assets and liabilities:
               Accounts receivable                                       235,883
               Inventories                                               264,855
               Prepaid expenses and other current assets                 (19,090)
               Accounts payable and accrued liabilities                 (860,486)
                                                                      -----------

          Net cash provided by operating activities                      648,213
                                                                      -----------

Cash flows from investing activities:
     Additions to property and equipment                                 (30,145)
                                                                      -----------
Cash flows from financing activities:
     Net principal proceeds, revolving line of credit                    169,424
     Principal repayments, long-term debt                               (182,400)
                                                                      -----------
          Net cash used in financing activities                          (12,976)
                                                                      -----------

          Net increase in cash                                           605,092


Cash, beginning of period                                                 29,525
                                                                      -----------

Cash, end of period                                                   $  634,617
                                                                      -----------
                                                                      -----------
Supplemental disclosures of cash flow information:
     Cash paid during the year for:
          Interest                                                     $  95,935
                                                                      -----------
          Income taxes                                                 $ 589,532
                                                                      -----------


        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL
                                    STATEMENTS.

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
NOTES TO COMBINED FINANCIAL STATEMENTS



1.   THE ENTITIES:

     The combined financial statements include the accounts and operations of Southwestern Pipe, Inc. and P&H Tube Corporation which are under common control and ownership (collectively referred to as the Entities). All material intercompany transactions and balances have been eliminated in combination.

     Southwestern Pipe, Inc. (SPI), formerly a division of SPAX Incorporated
     (SPAX), is involved in the manufacturing, fabricating, and finishing of high quality tubular products through its plant in Houston, Texas.

     P&H Tube Corporation (P&H), also formerly a division of SPAX, is involved in the manufacturing, fabricating, and finishing of high quality tubular products through its plant in Bossier City, Louisiana.

     Effective May 1, 1997, SPAX completed a tax-free reorganization of its divisions into three separate corporate entities, SPI, P&H and SeaCAT Corporation (SeaCAT), which is a wholly-owned subsidiary of SPAX. The tax-free reorganization and incorporation of the divisions of SPAX at May 1, 1997 resulted in the allocation of assets and liabilities from SPAX to SPI, P&H and SeaCAT. The method of allocation was primarily based upon specific identification; however, the allocation of the current and long-term portions of the revolving line of credit was determined in a manner consistent with the equity ratios of the new entities.

     On March 6, 1998, SPI and P&H entered into a Stock Purchase Agreement with Northwest Pipe Company, a publicly-held company headquartered in Portland, Oregon, under which Northwest Pipe Company agreed to acquire 100% of the outstanding stock of the Entities for a purchase price of approximately $40 million, subject to adjustment.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     INVENTORIES

     Inventories are stated at the lower of last-in, first-out (LIFO) cost or market. The excess amount of current cost over the stated LIFO value was $486,434 at February 28, 1998. Cost of sales for the period from September 30, 1997 to February 28, 1998 would have increased by $401,132 if the first-in, first-out (FIFO) cost method had been used.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation is computed principally using the straight-line method over the estimated useful lives of the related assets. Maintenance, repairs and minor renewals are expensed as incurred. Gains or losses resulting from the sale or retirement of assets are included in income.

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     INCOME TAXES

     The Entities record deferred income tax assets and liabilities based upon the difference between the financial statement and income tax bases of assets and liabilities using enacted income tax rates. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in net deferred income tax assets and liabilities.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject the Entities to concentrations of credit risk consist principally of trade receivables. Trade receivables are with a large number of customers, including municipalities, manufacturers, distributors and contractors, dispersed across a wide geographic base.

     During the period from September 30, 1997 to February 28, 1998, sales to two customers represented 36% of total P&H sales and sales to one customer represented 11% of total SPI sales.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of financial instruments are the amounts at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The carrying amounts reflected in the combined balance sheets for cash and cash equivalents, trade receivables, other current assets and current liabilities approximate fair value because of the short maturity for these instruments. The carrying value approximates the fair value of the Entities' borrowings under its long-term arrangements based upon interest rates available for the same or similar loans.

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME, which establishes requirements for disclosure of comprehensive income. The objective of SFAS 130 is to report a measure of all changes in equity that result from transactions and economic events other than transactions with owners. Comprehensive income is the total of net income and all other non-owner changes in equity. SFAS 130 is effective for fiscal years beginning after December 15, 1997.

     Also in June 1997, the FASB issued SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. This Statement will change the way public companies report information about segments of their business in their annual financial statements and requires them to report selected segment information in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and earns revenues and its major customers. This Statement is effective for fiscal years beginning after December 15, 1997.

     In February of 1998, the FASB issued SFAS No. 132, EMPLOYERS' DISCLOSURE ABOUT PENSION AND OTHER POSTRETIREMENT BENEFITS. This statement revises employers' disclosures about pension and other postretirement benefit plans. It does not change the measurement or recognition of those plans. The statement suggests combined formats for presentation of pension and other postretirement benefit disclosures. The statement also permits reduced disclosures for nonpublic entities. This statement is effective for fiscal years beginning after December 15, 1997.

     The Entities' management has studied the implications of SFAS 130, SFAS 131 and SFAS 132 and based on the initial evaluation, expects the adoption to have no impact on the Entities' financial condition or results of operations, but will require revised disclosures when the respective statements become effective.


3.        INVENTORY:

     Raw materials                        $2,914,041
     Slit coil and finished goods          3,943,958
                                        ------------
                                           6,857,999
     LIFO reserve                            486,434
                                        ------------
                                          $6,371,565
                                        ------------

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


4.   Property, Plant and Equipment:

     Buildings and facilities                 $ 3,758,756
     Machinery and equipment                   11,996,815
     Furniture and fixtures                       379,400
     Land                                         594,122
                                              -----------
                                               16,729,093

     Less accumulated depreciation             11,559,040
                                              -----------

         Property, plant and equipment, net   $ 5,170,053
                                              -----------

5.   DEBT:

     SPAX has a revolving line of credit and revolving term loan agreement with Fleet Capital Corporation (Fleet Capital), collateralized by accounts receivable, inventories and equipment. Upon the reorganization described in Note 1, the agreement with Fleet Capital was amended to include SPI and P&H, in addition to SPAX. All three companies are jointly and severally liable to Fleet Capital for the amounts outstanding under the line of credit. Subject to the consummation of the Stock Purchase Agreement discussed in Note 1, the agreement with Fleet Capital was amended to release the Entities from any further obligation under the agreement.

     The total amount due to Fleet Capital by all entities was $9,909,319 at February 28, 1998. The interest rate defined by the agreement is a choice of either the London Interbank Offered Rate (5.6% at February 28, 1998) plus 2% or the lending institution's prime rate (8.5% at February 28, 1998) plus 0.5%. Interest expense is allocated based upon the outstanding average debt balance of the respective entity.

     On March 9, 1998, the portions of the revolving line of credit and the revolving term loan which relate to the Entities were paid in full as part of the agreement entered into with Northwest Pipe Company, as discussed in
     Note 1.

     The agreement contains restrictive covenants prohibiting or limiting certain actions of SPAX, SPI and P&H, including payment of cash dividends, capital expenditures, investments and incurrences of debt, and requires certain actions of the entities, including the maintenance of specified levels of profitability and tangible net worth, as defined. At February 28, 1998, the entities were not in compliance with the restrictive covenant related to capital expenditures. The lender has waived compliance with this covenant.

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


6.   INCOME TAXES:

     The provision for income taxes consisted of the following:

     Current:
        Federal                      $326,299
        State                          38,727
                                    ---------
                                      365,026

        Deferred                      (74,026)
                                    ---------

                                     $291,000
                                    ---------

     The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are presented below:

     Deferred tax assets:
          Accounts receivable             $ 27,200
          Inventories                       28,500
          Accrued employee benefits         82,900
                                         ---------

             Total deferred tax assets     138,600


     Deferred tax liabilities:

        Property, plant and equipment      (52,600)
                                         ---------

             Net deferred tax assets      $ 86,000
                                         ---------

     No valuation allowance has been established for deferred tax assets as management believes it is more likely than not that the deferred tax assets will be realized.


7.   RELATED-PARTY TRANSACTIONS:

     SeaCAT provides various general and administrative services to SPI and P&H. For the period from September 30, 1997 to February 28, 1998, SPI and P&H were billed $84,000 by SeaCAT for general and administrative services.
     Such amounts are settled through the current portion of the revolving line of credit and are included in net selling, general and administrative expenses.

SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
NOTES TO COMBINED FINANCIAL STATEMENTS, CONTINUED


8.   COMMITMENTS:

     SPI leases certain office equipment under the terms of a noncancelable agreement which expires in 1999. Minimum future lease payments under this operating lease as of February 28, 1998 are as follows:

     1998                $ 8,947
     1999                  8,052
                         -------
                         $16,999
                         -------
                         -------

     Rent expense for all leases with terms exceeding one year was $10,736 for the period from September 30, 1997 to February 28, 1998.

 SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION

 COMBINED FINANCIAL STATEMENTS FOR THE PERIOD
 FROM MAY 1, 1997 (DATE OF INCEPTION) TO
 SEPTEMBER 30, 1997 AND INDEPENDENT AUDITORS'
 REPORT

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Southwestern Pipe, Inc. and P&H Tube Corporation:

We have audited the accompanying combined balance sheet of Southwestern Pipe, Inc. ("SPI") and P&H Tube Corporation ("P&H"), collectively referred to as the "Companies," both of which were under common ownership and common management, as of September 30, 1997, and the related combined statements of income, changes in stockholders' equity and cash flows for the period from
May 1,  1997  (date  of inception)  to  September  30,  1997.   These
financial  statements   are   the responsibility of the Companies'
management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to
obtain reasonable assurance   about  whether  the  financial  statements  are
 free  of   material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the
Companies   at September  30,  1997,  and the combined results of their operations and their combined cash flows for the period from May 1, 1997 (date of inception) to September 30, 1997 in conformity with generally accepted accounting principles.



Deloitte & Touche LLP


Houston, Texas
November 7, 1997

SOUTHWESTERN PIPE, INC. AND
P&H TUBE CORPORATION


COMBINED BALANCE SHEET,
SEPTEMBER 30, 1997

ASSETS
CURRENT ASSETS:
   Cash                                               $  29,525
   Accounts receivable                                4,670,396
   Inventories                                        6,636,420
   Prepaid expenses and other current assets             89,489
                                                  -------------
                Total current assets                 11,425,830

PROPERTY, PLANT AND EQUIPMENT, Net                    5,656,155
                                                  -------------
TOTAL                                             $  17,081,985
                                                  -------------
                                                  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued liabilities        $  3,514,319
   Income taxes payable                                 550,701
   Revolving line of credit                           1,060,354
   Current maturities of long-term debt                 439,200
                                                  -------------
                Total current liabilities             5,564,574
                                                  -------------
LONG-TERM DEBT                                        2,542,800
                                                  -------------
DEFERRED INCOME TAXES                                    59,604
                                                  -------------
Commitments and contingencies (Note 9)

STOCKHOLDERS' EQUITY:
   Common stock:                                          3,745
      SPI - $.01 par value; 1,000,000 shares
      authorized; 149,800 shares issued and
      outstanding P&H - $.01 par value;
      1,000,000 shares authorized;
      224,700 shares issued and
      outstanding
   Additional paid-in capital                         7,619,786
   Retained earnings                                  1,291,476
                                                  -------------
                Total stockholders' equity            8,915,007
                                                  -------------
TOTAL                                             $  17,081,985
                                                  -------------
                                                  -------------

See notes to combined financial statements.

SOUTHWESTERN PIPE, INC. AND
P&H TUBE CORPORATION


COMBINED STATEMENT OF INCOME
FOR THE PERIOD FROM MAY 1, 1997 (DATE OF INCEPTION)
TO SEPTEMBER 30, 1997
REVENUES                                          $  18,770,942

COST OF SALES                                        15,022,843
                                                  -------------

GROSS PROFIT                                          3,748,099

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          1,419,936

INTEREST EXPENSE                                        174,406
                                                  -------------

INCOME FROM OPERATIONS BEFORE INCOME TAXES            2,153,757

PROVISION FOR INCOME TAXES                              862,281
                                                  -------------

NET INCOME                                         $  1,291,476
                                                  -------------
                                                  -------------

See notes to combined financial statements.

SOUTHWESTERN PIPE, INC. AND
P&H TUBE CORPORATION

COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM MAY 1, 1997 (DATE OF INCEPTION)
TO SEPTEMBER 30, 1997



                                                                  Additional
                                                        Common     Paid-In       Retained
                                                        Stock      Capital       Earnings       Total
                                                       -------    ---------     ---------    ----------
BALANCE, MAY 1, 1997                                    $3,745    $7,619,786                 $7,623,531

   Net income                                                                   $1,291,476    1,291,476
                                                       -------    ---------     ---------    ----------
BALANCE, SEPTEMBER 30, 1997                             $3,745    $7,619,786    $1,291,476   $8,915,007
                                                       -------    ---------     ---------    ----------
                                                       -------    ---------     ---------    ----------


See notes to combined financial statements.

SOUTHWESTERN PIPE, INC. AND
P&H TUBE CORPORATION


COMBINED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MAY 1, 1997 (DATE OF INCEPTION)
TO SEPTEMBER 30, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                        $1,291,476
   Adjustments to reconcile net income to net
        cash provided by operating activities:
      Depreciation and amortization                     510,026
      Gain on sale of equipment                          (1,000)
      Deferred income taxes                              61,189
      Changes in assets and liabilities:
         Accounts receivable                            401,067
         Inventories                                   (732,549)
         Prepaid expenses and other current assets      (28,764)
         Accounts payable and accrued liabilities       456,540
         Income taxes payable                           550,701
                                                      ----------
                Net cash provided by operating
                   activities                         2,508,686
                                                      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of equipment                        1,000
   Capital expenditures                                 (41,154)
   Cash received in reorganization                       15,025
                                                      ----------
                Net cash used in investing
                   activities                           (25,129)
                                                      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net principal repayments - revolving line of
      credit                                         (2,741,532)
   Principal repayments - revolving term loan          (212,500)
   Proceeds received - revolving term loan              500,000
                                                      ----------
                Net cash used in financing
                  activities                         (2,454,032)
                                                      ----------
NET INCREASE IN CASH                                     29,525

CASH, BEGINNING OF PERIOD
                                                      ----------
CASH, END OF PERIOD                                   $  29,525
                                                      ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION -
   Cash paid during the period for:
   Interest                                          $  174,406
                                                      ----------
   Income taxes                                      $  250,391
                                                      ----------
                                                      ----------



See notes to combined financial statements.

SOUTHWESTERN PIPE, INC. AND
P&H TUBE CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE PERIOD FROM MAY 1, 1997 (DATE OF INCEPTION)
TO SEPTEMBER 30, 1997


1. BACKGROUND

   BUSINESS - Southwestern Pipe, Inc. ("SPI") and P&H Tube Corporation ("P&H"), collectively referred to as the "Companies", were formerly divisions of SPAX Incorporated ("SPAX"), and are involved in the manufacturing, fabricating and finishing of high quality tubular products through their plants, which are located at their corporate headquarters in Houston, Texas (SPI) and in Bossier City, Louisiana (P&H). Effective May 1, 1997, SPAX completed a tax-free reorganization of its divisions into three separate corporate entities, SPI, P&H and SeaCAT Corporation ("SeaCAT"), which is a wholly owned subsidiary of SPAX.

   The tax free reorganization and incorporation of the divisions of SPAX at May 1, 1997 resulted in the allocation of assets and liabilities from SPAX to its wholly owned subsidiary, SeaCAT, and to SPI and P&H. The method of allocation was primarily based upon specific identification; however, the allocation of the current and long-term portions of the revolving line of credit was determined in a manner consistent with the equity ratios of the new entities.

   The table on the following page presents the assets, liabilities and stockholders' equity allocated to SPI and P&H from SPAX at May 1, 1997.

                                                       ALLOCATION    ALLOCATION
                                                       TO SPI AT     TO P&H AT
            DESCRIPTION                                MAY 1, 1997   MAY 1, 1997     COMBINED
Assets
   Current assets:
      Cash                                             $    6,875    $     8,150  $    15,025
      Accounts receivable                               1,766,721      3,304,742    5,071,463
      Inventories                                       2,060,929      3,842,942    5,903,871
      Prepaid expenses and other current assets            34,210         28,100       62,310
                                                     ------------    -----------   ----------
                Total current assets                    3,868,735      7,183,934   11,052,669
                                                     ------------    -----------   ----------
   Property, plant and equipment, net                   2,669,422      3,455,605    6,125,027
                                                     ------------    -----------   ----------
Total                                                  $6,538,157    $10,639,539  $17,177,696
                                                     ------------    -----------   ----------
                                                     ------------    -----------   ----------
Liabilities and Stockholders' Equity

   Current liabilities:
      Accounts payable and accrued liabilities         $1,539,776    $ 1,518,003  $ 3,057,779
      Revolving line of credit                          1,565,482      2,236,404    3,801,886
      Current maturities of long-term debt                210,000        300,000      510,000
                                                     ------------    -----------   ----------
                 Total current liabilities              3,315,258      4,054,407    7,369,665
                                                     ------------    -----------   ----------
Long-term debt                                            899,500      1,285,000    2,184,500

Stockholders' equity                                    2,323,399      5,300,132    7,623,531
                                                     ------------    -----------   ----------
Total                                                  $6,538,157    $10,639,539  $17,177,696
                                                     ------------    -----------   ----------
                                                     ------------    -----------   ----------


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   PRINCIPLES OF COMBINATION - The combined financial statements of the Companies include the accounts of SPI and P&H, both of which were under common ownership and management at September 30, 1997. All material intercompany transactions and balances have been eliminated in combination.

   INVENTORIES - Inventories are stated at the lower of last-in, first-out ("LIFO") cost or market. The excess amount of current cost over the stated LIFO value was $887,566 at September 30, 1997. Cost of sales for the period from May 1, 1997 (date of inception) to September 30, 1997 would have increased by $773,478 if the first-in, first-out (FIFO) cost method had been used.

   PROPERTY, PLANT AND EQUIPMENT, AND DEPRECIATION - Property, plant and equipment is stated at cost. Depreciation is computed principally using the straight-line method over the estimated useful lives of the related assets. Maintenance, repairs and minor renewals are expensed as incurred. Gains or losses resulting from the sale or retirement of assets are included in income.

   INCOME TAXES - The Companies determine income tax expense in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred income taxes are provided for all significant differences between the tax basis of an asset or liability and its reported amount in the financial statements.

   COMBINED STATEMENT OF CASH FLOWS - The combined statement of cash flows is prepared using the indirect method. The Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

   FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying values reflected in the combined balance sheet of the Companies for cash, accounts receivable and accounts payable approximated their fair value due to the short-term nature of such financial instruments. The carrying amount of the Companies' long-term debt was estimated to approximate its fair value at December 31, 1997 based upon interest rates available for similar issues.

   SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK - The Companies' trade accounts receivable potentially subject them to concentrations of credit risk. Sales are primarily made across a wide geographic base with a large number of customers. For the period from May 1, 1997 (date of inception) to September 30, 1997, sales to one customer represented 11% of total SPI sales and sales to two customers represented 37% of total P&H sales.

   NEW  ACCOUNTING  PRONOUNCEMENTS  -  SFAS No.  130,  "Reporting  Comprehensive
   Income," was issued in June 1997 and requires disclosure of all non-stockholder changes in equity during a period.

   SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," was also issued in June 1997 and establishes standards regarding the manner in which public business enterprises report information about operating segments in interim and annual financial statements.

   Both statements are effective for fiscal years beginning after December 15, 1997. The Companies' management expects that adoption of these statements will not have an effect on the Companies' combined financial position or results of operations but will impact future financial statement disclosure.

   USE OF ESTIMATES - The preparation of financial statements requires management to make use of estimates and assumptions that affect amounts reported in the combined financial statements as well as certain disclosures. Actual results could differ from these estimates.

3. DEBT

   SPAX has a revolving line of credit with Fleet Capital Corporation ("Fleet Capital"), secured by accounts receivable, inventories and equipment. Upon the reorganization described in Note 1, the agreement with Fleet Capital for $15 million, expiring December 31, 2000, was amended to include SPI and P&H in addition to SPAX. All three companies are jointly and severally liable to Fleet Capital for the amounts outstanding under the line of credit.

   The outstanding debt at May 1, 1997 was assigned to each Company as discussed in Note 1. Subsequent to the reorganization, changes in debt have been allocated based upon cash flow needs and equipment purchases of the individual companies. The total amount due Fleet Capital by all companies is $7,768,301 at September 30, 1997. The interest rate defined by the agreement is a choice of either the London Interbank Offered Rate (6% at September 30, 1997) plus 2% or the lending institution's prime rate (8.5% at September 30, 1997) plus 0.5%. Interest expense is allocated among SPAX,
   SPI, and P&H based upon the average outstanding debt balance of the respective company on a monthly basis. The unused revolving line of credit available for all three companies, subject to the terms of the agreement, totaled $7,231,699 at September 30, 1997.

   Debt for SPI and P&H at September 30, 1997 consisted of the following:

     Revolving line of credit, due on demand or at December 31, 2000              $1,060,354
                                                                                  ----------
                                                                                  ----------
     Revolving term loan agreement, due in monthly installments of $36,600        $2,982,000

     Less current maturities                                                         439,200
                                                                                  ----------
     Long-term debt                                                               $2,542,800
                                                                             ----------

   Scheduled maturities of long-term debt are as follows:


                    Year Ending September 30,
                              1998                         $  439,200
                              1999                            439,200
                              2000                            439,200
                              2001                            439,200
                              2002                            439,200
                           Thereafter                         786,000
                                                           ----------
                             Total                         $2,982,000
                                                           ----------
                                                           ----------


   The credit agreement contains restrictive covenants prohibiting or limiting certain actions of SPAX, SPI and P&H, including payment of cash dividends, capital expenditures, investments and incurrences of debt, and requires certain actions of SPAX, SPI and P&H, including the maintenance of specified levels of profitability and tangible net worth, as defined. At September 30, 1997, SPAX, SPI and P&H were not in compliance with the restrictive covenant related to capital expenditures; however, SPAX, SPI and P&H have received a waiver of such noncompliance.

4. INVENTORIES

   At September 30, 1997, inventories consisted of the following:

     Raw materials                                      $  3,933,541
     Slit coil and finished goods                          3,590,445
                                                        -------------
     Total                                                 7,523,986

     Less reserve to reduce inventories to LIFO cost        (887,566)
                                                        -------------
     Inventories at lower of LIFO cost or market        $  6,636,420
                                                        -------------

5. PROPERTY, PLANT AND EQUIPMENT

   At September 30, 1997, property, plant and equipment consisted of the following:


                                                           Estimated
                                                          Useful Life
                                                            (Years)
     Buildings and facilities            $  3,758,756         18
     Machinery and equipment               11,996,816          5
     Furniture and fixtures                   270,559          5
     Land                                     594,122
     Fixed assets in process                   78,695
                                         -------------
     Total                                 16,698,948

     Less accumulated depreciation         11,042,793
                                         -------------
     Property, plant and equipment, net  $  5,656,155
                                         -------------



6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

   At September 30, 1997, accounts payable and accrued liabilities consisted of the following:

     Trade payables                                     $  2,851,773
     Compensation and related payables                       475,981
     Ad valorem taxes and other payables                     186,565
                                                        -------------
     Total                                              $  3,514,319
                                                        -------------
                                                        -------------


7. INCOME TAXES

   The provision for income taxes consisted of the following:

     Current:
        Federal                                           $  701,685
        State                                                 99,407
     Deferred - Federal                                       61,189
                                                        -------------
     Provision for income taxes                           $  862,281
                                                        -------------
                                                        -------------



   The provision for income taxes differs from that determined simply by applying the federal income tax rate (statutory rate) to income before taxes, as follows:

     Statutory rate                                           34.0 %
     Tax at statutory rate                                $  732,277
     Increase (decrease) in taxes resulting from:
        State income taxes                                    65,609
        Entertainment and other                               64,395
                                                        -------------
     Total federal income tax provision                   $  862,281
                                                        -------------
                                                        -------------

   Temporary differences which give rise to deferred tax assets and liabilities at September 30, 1997 were as follows:


                                                           Deferred Tax
                                                         Asset (Liability)
     Current asset - vacation accrual                        $ 71,577
                                                            ----------
     Non-current liability - property, plant and equipment   $(59,604)
                                                            ----------

   No valuation allowance has been established for the deferred tax asset as management believes that it is more likely than not that the asset will be realized.

8. RELATED-PARTY TRANSACTIONS

   Sales by SPI to SeaCat for the period from May 1, 1997 (date of inception) to September 30, 1997 were $541,959. All transactions between SPI and SeaCat are stated at negotiated prices.

   SPAX provides various general and administrative services to the Companies. For the period from May 1, 1997 to September 30, 1997, SPAX billed SPI and P&H $351,776 and $162,870, respectively, for general and administrative services. Such amounts are settled through the current portion of the revolving line of credit.

9. COMMITMENTS AND CONTINGENCIES

   SPI leases certain office equipment under the terms of a noncancelable agreement that is accounted for as an operating lease. This lease expires in 1999. Minimum future lease payments under this operating lease as of September 30, 1997 are as follows:


                         1998                      $10,736
                         1999                       10,736



   Rent expense for all leases with terms exceeding one year was $5,368 for the period from May 1, 1997 to September 30, 1997.

                                     ******

                               NORTHWEST PIPE COMPANY
                        PRO FORMA CONSOLIDATED BALANCE SHEET
   (DOLLAR AND SHARE AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS) (UNAUDITED)



                                                          Dec. 31,
                                                            1997
                                                          ---------                                          Northwest
                                                          Northwest    Feb. 28, 1998                           Pipe
                                                            Pipe       -------------                         Company
                                                           Company     Southwestern                             and
                                                             and            and        Pro Forma           Subsidiaries
                                                        Subsidiaries      P&H Tube    Adjustments            Pro Forma
                                                        ---------------------------------------------------------------
   ASSETS:
   Current assets:

     Cash and cash equivalents                         $       904      $     635            -            $     1,539
     Trade receivables, net                                 25,162          4,354      $   600   a             30,116
     Cost and estimated earnings in excess
       of billings on uncompleted contracts                 19,914              -                              19,914
     Inventories                                            20,530          6,371          190   b             27,091
     Refundable income taxes                                 3,307              -            -                  3,307
     Deferred income taxes                                     447            139            -                    586
     Prepaid expenses and other                              1,402             37            -                  1,439
                                                        ---------------------------------------------------------------
       Total current assets                                 71,666         11,536          790                 83,992
   Property and equipment, net                              57,447          5,170        7,454  c              70,071
   Restricted assets                                         2,300              -                               2,300
   Goodwill                                                      -              -       19,297  d              19,297
   Other assets, net                                           638              -            -                    638
                                                        ---------------------------------------------------------------
                                                         $ 132,051       $ 16,706     $ 27,541              $ 176,298
                                                        ---------------------------------------------------------------
                                                        ---------------------------------------------------------------
   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
     Note payable to financial institution              $    7,000        $ 1,230      $ (241)  e          $    7,989
     Current portion of long-term debt                         250          2,799      (2,799)  e                 250
     Current portion of capital lease obligations            2,175                                              2,175
     Accounts payable                                        8,116          2,355            -                 10,471
     Accrued liabilities                                     3,074            850            -                  3,924
                                                        ---------------------------------------------------------------
       Total current liabilities                            20,615          7,234      (3,040)                 24,809
   Long-term debt, less current portion                     38,490              -       40,000  f              78,490
   Capital lease obligations, less current portion           1,454              -            -                  1,454
   Minimum pension liability                                   294              -            -                    294
   Deferred income taxes                                       419             53            -                    472
                                                        ---------------------------------------------------------------
       Total liabilities                                    61,272          7,287       36,960                105,519
                                                        ---------------------------------------------------------------
                                                        ---------------------------------------------------------------
   Stockholders' equity:
     Preferred stock, $.01 par value, 10,000,000
       shares authorized, none issued or outstanding
     Common stock, $.01 par value, 15,000,000
       shares authorized, 6,432,035 issued and
       outstanding                                              64              3          (3)   g                 64
   Additional paid-in capital                               38,725          7,620      (7,620)   g             38,725
   Retained earnings                                        32,277          1,796      (1,796)   g             32,277
   Minimum pension liability                                 (287)              -            -                  (287)
                                                        ---------------------------------------------------------------
       Total stockholders' equity                           70,779          9,419      (9,419)                 70,779
                                                        ---------------------------------------------------------------
                                                         $ 132,051        $16,706     $ 27,541              $ 176,298
                                                        ---------------------------------------------------------------
                                                        ---------------------------------------------------------------



The accompanying notes are an integral part of these pro forma consolidated financial statements.

NORTHWEST PIPE COMPANY AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLAR AND SHARE AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                            Year ended
                                             Dec. 31,         Ten months
                                               1997              ended
                                          -------------      Feb. 28, 1998                       Northwest Pipe
                                          Northwest Pipe     -------------                         Company
                                             Company        Southwestern                             and
                                               and              and           Pro Forma          Subsidiaries
                                          Subsidiaries        P&H Tube       Adjustments          Pro Forma
                                          ---------------------------------------------------------------------
  Net sales                                 $ 150,833          $ 31,940                            $ 182,773
  Cost of  sales                              119,716            26,111       $ (462)  h             145,749
                                                                                  384  i
                                          ---------------------------------------------------------------------
    Gross profit                               31,117             5,829            78                 37,024
  Selling, general and  administrative
      expenses                                 11,382             2,606             -                 13,988
                                          ---------------------------------------------------------------------
  Operating income                             19,735             3,223            78                 23,036
  Interest expense                              1,616               274         2,300  j               4,190
  Interest expense to related parties             201                 -                                  201
                                          ---------------------------------------------------------------------
  Income before income taxes                   17,918             2,949       (2,222)                 18,645
  Provision  for income taxes                   6,818             1,153         (867)  k               7,104
                                          ---------------------------------------------------------------------
    Net income                             $   11,100          $  1,796     $ (1,355)              $  11,541
                                          ---------------------------------------------------------------------
                                          ---------------------------------------------------------------------
  Basic earnings per share                     $ 1.73                                                 $ 1.80
                                          ------------                                              -----------
                                          ------------                                              -----------
  Diluted earnings per share                   $ 1.68                                                 $ 1.74
                                          ------------                                              -----------
                                          ------------                                              -----------
  Shares used in per share calculations:
     Basic                                      6,405                                                  6,405
                                          ------------                                              -----------
                                          ------------                                              -----------
     Diluted                                    6,622                                                  6,622
                                          ------------                                              -----------
                                          ------------                                              -----------



The accompanying notes are an integral part of these pro forma consolidated statements.

                   SOUTHWESTERN PIPE, INC. AND P&H TUBE CORPORATION
                      PRO FORMA COMBINED STATEMENTS OF OPERATIONS
          (DOLLAR AND SHARE AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                    (UNAUDITED)

                                   Southwestern and P&H Tube Combined
                             ---------------------------------------------
                              Five Months     Five Months     Ten Months
                                 Ended           Ended          Ended
                             Sep. 30, 1997   Feb. 28, 1998   Feb. 28, 1998
                             -------------   -------------   -------------
              Net sales        $  18,771      $  13,169       $   31,940
              Cost of sales       15,023         11,088           26,111
                               ---------      ---------       ----------
                Gross profit       3,748          2,081            5,829

              Selling,
                 expenses          1,420          1,186            2,606
                               ---------      ---------       ----------
                 Operating         2,328            895            3,223

              Interest               175             99              274
                               ---------      ---------       ----------
                 Income            2,153            796            2,949

              Provision for          862            291            1,153
                               ---------      ---------       ----------
                 Net income    $   1,291      $     505       $    1,796
                               ---------      ---------       ----------
                               ---------      ---------       ----------

The accompanying notes are an integral part of these pro forma consolidated financial statements.

                       NORTHWEST PIPE COMPANY AND SUBSIDIARIES
                 NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                       (DOLLAR AND SHARE AMOUNTS IN THOUSANDS)
                                     (UNAUDITED)

1. BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial statements have been prepared to present the effect of the acquisition by Northwest Pipe Company ("the Company") of Southwestern Pipe, Inc. ("Southwestern") and P&H Tube Corporation ("P&H Tube"). The pro forma consolidated balance sheet has been prepared based upon the historical financial statements of the Company, Southwestern and P&H Tube as if the acquisitions had occurred at February 28, 1998. The pro forma consolidated statement of operations for the year ended December 31, 1997 has been prepared as if the acquisition occurred at the beginning of the period.

The pro forma consolidated financial statements may not be indicative of the results of operations that actually would have occurred if the transactions had been in effect as of the beginning of the period nor do they purport to indicate the results of future operations of the Company. The pro forma consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's 1997 Annual Report on Form 10-K and the combined audited financial statements and notes thereto for Southwestern and P&H included elsewhere in this report on Form 8-K/A. Management of the Company believes that all adjustments necessary to present fairly such pro forma consolidated financial statements have been made based on the terms and structure of the acquisition transactions.

2.  PRO FORMA ADJUSTMENTS

a. To reflect the estimated receivable from the former shareholders of Southwestern and P&H Tube, resulting from the estimated purchase price adjustment.

b.   Inventories were adjusted as follows:

      To record the effect of a change from LIFO to FIFO
          inventory valuation method for Southwestern
          and P&H Tube                                              $    486
      To adjust inventories to the lower of cost or market on
          the date of acquisitions                                      (296)
                                                                    ---------
                                                                    $    190
                                                                    ---------
                                                                    ---------

c. To adjust property to the approximate fair value on the date of acquisitions.

d.   To reflect goodwill related to the acquisitions.

e.   To record repayment of note payable to financial institution and repayment
     of long-term debt of   Southwestern and P&H Tube, net of amounts incurred
     related to the acquisitions.

f. To record the issuance of $40.0 million of senior notes which were issued in April 1998. Proceeds received under the senior notes were used to reduce amounts outstanding under the Company's note payable to financial institution, and accordingly, in the accompanying pro forma consolidated balance sheet, the $40.0 million is classified as long-term debt.

                       NORTHWEST PIPE COMPANY AND SUBSIDIARIES
           NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
                       (DOLLAR AND SHARE AMOUNTS IN THOUSANDS)
                                     (UNAUDITED)


2.  PRO FORMA ADJUSTMENTS, CONTINUED

g. To reflect the elimination of common stock, additional paid-in capital and retained earnings of Southwestern and P&H Tube.

h. To reflect the decrease in depreciation and amortization expense related to the adjustment of assets to the estimated fair value at the acquisition date. Depreciation is computed for a ten month period, consistent with the period presented for Southwestern and P&H Tube.

i. To reflect amortization of goodwill from the acquisitions, over a period of 40 years. Goodwill amortization is computed for a ten month period, consistent with the period presented for Southwestern and P&H Tube.

j. To reflect interest expense related to the additional debt resulting from the acquisition of Southwestern and P&H Tube. Interest expense is computed using the rates of interest on the $40.0 million of senior notes issued in April 1998, the proceeds of which were effectively used to pay for the acquisitions of Southwestern and P&H Tube. Of the total $40.0 million, $10.0 million bears interest at 6.63% and $30.0 million bears interest at 6.91%. Interest is computed for a ten month period, consistent with the period presented for Southwestern and P&H Tube.

k. To adjust income taxes to reflect the effect of the acquisitions at the effective tax rate of the Company for 1997.